As filed with the Securities and Exchange Commission on February 25, 2013 Registration No. 333-183370

 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.4

to

FORM S-1

 Registration Statement under the Securities Act of 1933

BLVD HOLDINGS, INC.

(Name of issuer in its charter)

Nevada	7819	45-5512933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

BLVD Holdings, Inc.

3500 West Olive Avenue, 3rd Floor

Burbank, CA 91505

(818) 381-9360

(Address and telephone number of principal executive offices)

M. Ann Courtney, President

3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505, (818) 381-9360

(Name, address and phone number of agent for service)

Copies of communications to:

Matthew C. McMurdo, Esq., 140 West 57th Street, New York, NY 10019, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common stock, $.001 par value per share	3,000,000	$.03	$90,000	$10.31

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee. Fee paid on August 17, 2012.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,    Subject to completion February 25, 2013

BLVD HOLDINGS, INC.

3,000,000 Shares of Common Stock

BLVD Holdings, Inc. (“BLVD” or the “Company”) is offering a maximum of 3,000,000 shares of our common stock at $.03 per share (the “Shares”), in a best effort, direct public offering, by our officer and director. There is no minimum proceeds threshold for the offering. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from these shares in this offering. There are no minimum purchase requirements for each investor.  All proceeds retained by the Company may not be sufficient to initiate operations.

BLVD is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our shares of common stock.

The Company intends to engage a market maker to establish a public market for the shares being offered herein by listing on the OTC Markets, specifically the OTCQB.  To be quoted on the OTCQB, a market maker must file an application on the Company's behalf to make a market in the common stock.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.03	$0	$.03

Total Maximum	$90,000	$0	$90,000

(1) Our shares in this Offering will be sold by our officer and director for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this Offering.

 (2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at $22,500.

BLVD does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ __, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3

RISK FACTORS	7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13

USE OF PROCEEDS	14

DETERMINATION OF OFFERING PRICE	14

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	14

PLAN OF DISTRIBUTION	17

BUSINESS	18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	21

DESCRIPTION OF PROPERTY	23

LEGAL PROCEEDINGS	24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24

EXECUTIVE COMPENSATION	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

DESCRIPTION OF SECURITIES	26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	29

EXPERTS	29

WHERE YOU CAN FIND MORE INFORMATION	30

FINANCIAL STATEMENTS	31

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until April __, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

BLVD is a developmental stage corporation that is focused on producing and developing television and film scripts for sale to television and movie studios and other entities. BLVD is currently developing several film scripts in-house. To date, the Company has fully completed four film scripts, of which three have been sold and generated a total of $20,500 for the period ending December 31, 2012 in sales and one is currently under review.

We need additional capital to fully undertake our business plan. Currently, we rely on the sale of film scripts to meet the current cost and expenditures of operating the business. We believe that we will need a minimum of $27,500 in capital, including the capital raised in this Offering, in order to maintain our current and planned operations through the next 12 months. We intend to raise the capital through the sale of shares of our common stock and/or through the sale of film scripts. No assurance can be given that BLVD will be able to obtain the necessary capital.

Currently, BLVD’s sole officer and employee, Ms. Ann Courtney, is managing the Company’s operations and undertaking all aspects of its strategic development.

PRODUCT DEVELOPMENT

The Company develops script content through internal development. BLVD identifies an idea or a story within a genre that is popular or gaining in popularity and develops it into a commercially viable script option. Potential ideas for scripts are subjected to a rigorous due diligence process to validate their integrity and capitalization potential. If the criteria are met, BLVD, through the efforts of Ms. Courtney, then proceeds to develop the ideas into scripts.

Our President, Ms. Courtney does all content development for the Company. BLVD is currently developing several film scripts internally by utilizing the creative writing skills of Ms. Courtney. In the future, BLVD will look to develop and produce television scripts, as well as hire screenplay writers to develop both television and film scripts and other original content. At such time, Ms. Courtney, in addition to assisting in the writing and developing to scripts, will oversee all aspects of the scripts’ development. The Company may also accept submissions of original content from agencies representing writers, for consideration of development and production.

OVERVIEW

BLVD is currently an “emerging growth company” under the JOBS Act. A company loses its “emerging growth company” status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an “emerging growth company,” BLVD is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation and Section 404(b) of the Sarbanes-Oxley Act of 2002 related to the requirement that management assess the effectiveness of the company’s internal control for financial reporting.

On June 11, 2012, BLVD Holdings, Inc. was incorporated under the laws of the State of Nevada. Our principal executive offices are located at 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505, our telephone number is (818) 381-9360 and our fax number is (818) 381-9368.

BLVD is a boutique script development company with the principal business objective of creating television and film scripts capable of providing dynamic growth potential to the Company. BLVD’s overall plan of operations is to develop and produce independent film/television scripts, screenplays and related content for sale, with a goal toward catering to independent producers, small film studios and other entities. Currently, the Company does not have any agreements with, or sales to, any film studios or independent producers.

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While in the future BLVD will attempt to capitalize on the demand for quality television and film scripts by engaging qualified individuals that BLVD will rely on for the professional development of such scripts and other related content, the Company currently depends solely on its President, Ms. Courtney for all writing, editing and sales activities.

BLVD has completed four film scripts and has several projects in development. The Company has realized its first three sales. The scripts are sold on a prearranged flat-fee basis. On August 15, 2012, BLVD sold its first film script for $10,000. The film script was sold to Lusso Media, Inc., pursuant to a script purchase agreement. On September 24, 2012, BLVD sold its second film script for $5,500 to Lusso Media, Inc., pursuant to a script purchase agreement. On November 30, 2012, BLVD sold its third film script to Lusso Media, Inc. for $5,000, pursuant to a script purchase agreement. The Company also has one finished script under review with a potential buyer. BLVD hopes to sell additional film scripts in the near future.

It is anticipated that as the Company grows, its management team will be expended from its current one (1) member with no significant industry experience to consist of additional members who have expertise in the television and film industries.

MARKETING

BLVD will market the scripts it owns to the entertainment industry worldwide. To promote and market the scripts, the Company may seek the following strategies: prepare press releases, submit scripts for selection to film festivals, create Internet advertising and engage producer’s agents and publicists. Currently, our President, Ms. Courtney, markets our films scripts through multiple channels, including networking at local film festivals and online sources, as well as her growing personal connections with literary agents and independent producers. While Ms. Ann Courtney has limited experience in building clientele and marketing products, we anticipate that as the Company grows, its management will be expanded to consist of additional members with expertise in the television and film industries, as well as entrepreneurial experience, which would provide BLVD the advantage and benefit of its executives’ stature and all their connective networks within the industries.

Currently, BLVD does not have any existing relationships with literary agents, publicists, producers or producer’s agents.

FILM SCRIPTS IN DEVELOPMENT

Currently, BLVD has three films scripts at different stages of development. All of them are being developed internally solely utilizing the creative writing skills of our President, Ms. Courtney.

One of the scripts is an adventure story of an immigrant. The script engages in the cultural conflict in a unique and exciting way. The other two are short stories in character comedy genre based on common stereotypes.

Upon completion of the scripts, BLVD will embark on its marketing strategy referenced above. The Company cannot provide any assurances that the film scripts will obtain any interest from independent producers or studios or will result in sales. Regardless of the success of these scripts, BLVD will continue to develop and market film scripts within the independent film community.

GROWTH STRATEGY OF THE COMPANY

Our mission is to maximize shareholder value through a production and sale of prudently selected and developed television and film scripts. BLVD will operate in both the television and film industries which could result in multiple revenue generating sources including sales of film and television scripts, screenplays and related content. While currently we have to rely solely on the abilities of Ms. Ann Courtney, who has no relevant education and has only limited experience in developing scripts, we hope that as we add members to our management team, we will be able to leverage their combined talents to develop and produce well written and sellable scripts. We believe that developing strong and diversified scripts and engaging talented screenplay writers will ensure a profitable operation and solidify the pillars for BLVD to weather occasional turns in the economy for long-term success.

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The Terms of the Offering

Securities Being Offered	Up to 3,000,000 Shares of common stock

Initial Offering Price:	We will sell our shares at a fixed price of.03 per share. This price was determined arbitrarily by us.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:	The offering will conclude when all of the 3,000,000 shares of common stock have been sold or within 180 days, whichever occurs earlier. We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And
Outstanding Before Offering:	5,750,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And
Outstanding After Offering:	8,750,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, salaries, due diligence and general working capital.

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Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

As of December 31, 2012

Since Inception
Revenues	$20,500
Expenses	$60,662
Profit (Loss) before income taxes	$(40,162))
Income Taxes	$0
Net loss	$(40,162))

Balance Sheet Information:

 As of December 31, 2012

Since Inception
Total Assets	$16,577
Total Liabilities	$675
Working Capital	$2,446
Common stock and paid in capital	$56,064
Total stockholders' equity	$15,902

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RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to BLVD Holdings, Inc.

Our Officer and Director has only Limited Experience in the Management of a Television and Film Script Development Business and in the Independent Television and Film Industries which will Make it Difficult for our Officer and Director to Grow the Company’s Business

Although our President has experience in establishing and growing a business development consulting company with a primary focus on the media/communications sector, she has no specific experience in establishing and growing a script development company or within the independent television and film industry. This lack of experience may make it more difficult to establish the contacts and relationships necessary to successfully produce and sell scripts and other related content. As a result, the Company will be relying heavily on the experience and business acumen of the President and our future officers and directors to establish an effective ongoing business strategy for our future operations. The Company currently does not carry insurance to compensate for the loss of services provided by the President.

Concentration of Ownership in One Individual will Allow Such Shareholder to Control BLVD’s Business and Management

M. Ann Courtney, President, holds one hundred percent (100%) interest of BLVD. Following the offering, Ms. Courtney will still hold a majority of the interest of BLVD. As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the individual who makes up the present management will be able to maintain her position as Director and President and effectively operate BLVD’s business, regardless of other investors’ preferences.

Our Independent Auditors have included a Going Concern Opinion and Related Discussion in the Notes to our Financial Statements which may be Indicative of our Uncertain Financial Future

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision due to the Company’s status as a development stage company, its lack of significant operations and an accumulated deficit.

Until such time we receive additional debt or equity financing, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements. We may continue to incur losses as we spend additional capital to develop and market our products and services and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. If the Company is unable to develop and sell scripts and related content, BLVD may have to cease to exist, which would be detrimental to the value of the Company’s common stock. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

The Company’s Business Model May Change or Evolve

An investment in BLVD must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stage of development. Such risks for the Company include, but are not limited to, an evolving business model. To address these risks the Company must, among other things, develop strong business development and management activities, develop the strength and quality of its operations and develop and produce high quality script content that can be marketed and sold. There can be no assurance that BLVD will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on the Company’s business, financial condition, result of operations and prospects within independent television and film industry. Currently, the Company has no intention of changing its business model or plan.

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Additional Funding may not be Available on Acceptable Terms or at All

We believe that we will need $27,500 in capital, including the capital raised in this Offering, in order to maintain our current and planned operations through the next 12 months. BLVD may need additional funding in the future due to a number of factors, including a shortfall in revenue or increased expenses, the need to finance expansion or to remain competitive. Additional funding may not be available on commercially reasonable terms or at all. If BLVD is unable to obtain sufficient funding, our business would be harmed. Even if BLVD is able to find outside funding sources, BLVD might be required to issue securities in a transaction that could be highly dilutive to our investors or BLVD may be required to issue securities with greater rights than the securities being issued in this Offering. BLVD might also be required to take other actions that could lessen the value of the common stock, including borrowing money on terms that are not favorable. This would have a material adverse effect on the Company.

BLVD is in an Early Stage of Development and Therefore is Unable to Predict When Material Revenues will be Realized, if Ever

BLVD is a development stage company. The Company has limited assets and has had limited material operations since inception. The Company can provide no assurance that its current and proposed business will produce any material revenues or that it will ever operate on a profitable basis. The lack of material revenue would force the Company to cease operations.

BLVD May Experience the Losses Associated with a Start-Up Company

BLVD has limited operating history. The Company will also experience expenses related to the initial start-up of the business, including marketing, selling, and general and administrative expenses. The Company expects that its initial and ongoing business expenses will result in losses for the foreseeable future. If the losses continue for a material length of time, the Company would be forced to cease operations.

The Television and Film Script Development Business can be Speculative and there is a Consequent Risk of Loss of your Investment

The success of BLVD’s plan of operation will depend to a great extent on its operations, financial condition and management. The television and film industry can be very speculative with changing trends and other factors determining the success or failure of various types of television programs and films. The Company has no experience dealing with such changing trends. Consequently, there is no assurance that the interest in BLVD will find a significant client base.

BLVD May Face Intense Competition from Other Independent Script Developers

There are relatively low barriers to entry into the independent television and film industry, because a company must rely on the skill, knowledge and relationships of their personnel and their ability to develop content, secure financing, market and sell script products within the independent film community. BLVD has no patented protection or technology that would preclude or inhibit competitors from entering in the independent television and film market. Furthermore, BLVD started with limited capital. Companies with greater financial resources, more extensive development, marketing, and other capabilities and a larger number of qualified personnel than BLVD may compete directly with BLVD. Virtually any script development company that seeks to enter the industry could develop their product in the same or similar manner as BLVD and compete directly with BLVD. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm BLVD’s net revenue and results of operations and may adversely affect your investment in BLVD. Further, BLVD may face a significant competitive challenge from alliances entered between and among our competitors, as well as from larger competitors created through industry consolidation.

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Possible Regulatory Changes Could Adversely Affect BLVD’s Revenues

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect BLVD. Such regulations could increase the cost of operating BLVD and subject it to new regulatory filing or registration requirements.

BLVD’s Success is Dependent upon our Ability to Retain M. Ann Courtney

BLVD’s future business and operating results depend significantly on the continued contributions and active participation of our President. This individual would be difficult or impossible to replace. The loss of this key contributor, or the failure of Ms. Courtney to perform, could materially and adversely affect BLVD’s performance. While BLVD may obtain Key Man insurance, such insurance may not be sufficient to cover the loss incurred in the event this executive officer is lost.

Projections May be Inaccurate and Actual Results may be Materially Worse

Projections are only estimates of future results and are based upon assumptions made at the time the projections are developed. There can be no assurance that the results set forth in the projections will be attained, and actual results may be significantly different from the projections. Materially worse results would likely cause BLVD to cease operations.

There may be Litigation Against BLVD which could have a Material Adverse Effect on the Company’s Operations

BLVD may be subject to a variety of litigation risks including intellectual property infringement. There are often disputes related to the rights or origination of ideas for film and television scripts. Therefore, the development and sale of any particular script may result in intellectual property claims by screenwriters or other individuals, as well as people who believe a script is based on facets of their lives. Such intellectual property claims are often difficult to defend and at high cost and time, regardless of the Company’s responsibility for such claims. This may cause the Company to offer settlements to claimants. Legal disputes, involving BLVD or the officers or directors of BLVD could have a significant adverse effect on BLVD. The Company does not have an insurance policy covering claims of this kind.

Indemnification Requirements may have a Material Adverse Effect on the Company’s Operations

BLVD may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of BLVD. Such liabilities may be material. The indemnification obligations of BLVD would be payable from the assets of BLVD, thus causing a material adverse effect on the Company’s operations.

Confidential Information may be Disclosed to the Benefit of BLVD’s Competitors

To the extent that confidentiality provisions intended to protect proprietary and other information relating to BLVD is publicly disclosed, competitors of BLVD may benefit from such information, thereby adversely affecting BLVD and the economic interests of BLVD’s shareholders. Such information may be in the form of ideas in development, whereby a competitor can develop a script more quickly, thereby decreasing the market for a script related to a similar idea.

If BLVD Fails to Maintain Proper and Effective Internal Controls, BLVD’s Ability to Produce Accurate Financial Statements Could be Impaired, Which Could Adversely Affect BLVD’s Operating Results, Ability to Operate our Business and Investors’ Views of BLVD

BLVD must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. BLVD must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify BLVD’s existing financial and accounting systems, take a significant period of time to complete, and distract BLVD’s officers, directors and employees from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of BLVD’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair BLVD’s ability to operate our business. In addition, investors’ perceptions that BLVD’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

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Changes in Financial Accounting Standards or Practices may Cause Adverse, Unexpected Financial Reporting Fluctuations and Affect BLVD’s Reported Results of Operations

A change in accounting standards or practices can have a significant effect on BLVD’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect BLVD’s reported financial results or the way we conducts our business.

BLVD Will Incur Significant Costs as a Result of Operating as a Public Company, and our Management is Required to Devote Substantial Time to Compliance Initiatives

As a public company, BLVD will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. BLVD’s management needs to devote a substantial amount of time to compliance issues. Moreover, BLVD’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance may inhibit Our Operations

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Because we are not Subject to Compliance with Rules requiring the Adoption of Certain Corporate Governance Measures, our Stockholders have Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

If BLVD is unable to Attract Customers for our Scripts our Revenue could be Materially Lower than Expected and our Operating Results may Suffer

BLVD will need to continually attract customers to increase BLVD’s revenue. If prospective customers do not perceive our scripts to be of sufficiently high value and quality, we may not be able to attract customers and may be forced to cease operations.

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The Impact of Governmental Regulation could adversely affect BLVD’s Business

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

The Cost of Compliance with Changes in Governmental Regulations has a Potential to Reduce the Profitability of BLVD’s Businesses

Because the requirements imposed by these laws and regulations frequently change, BLVD cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect its business and its net profits.

BLVD may be Unable to Obtain Qualified Staff in a Timely and Cost Efficient Manner

BLVD’s management may rely on personnel to assist them in making critical decisions and must be able to provide specific services in a timely manner. BLVD may not be able to obtain qualified staff in a timely and cost efficient manner. In the event this occurs, there could be an adverse effect on the ability of BLVD to meet our customer’s demand.

BLVD’s Operations may be Curtailed or Delayed for Reasons Outside of the Control of the Company

BLVD’s operations may be curtailed or delayed or otherwise fluctuate in the future as a result of a variety factors. Some of these factors may include economic conditions; the amount and timing of the receipt of new business projects; the success of the Company’s marketing strategy; capital expenditures and other costs relating to the expansion of operations; the ability of the Company to develop contacts and establish a network and customer base within the television and film industry; the cost of advertising and related media and compliance with governmental requirements. Due to all the foregoing factors, BLVD’s operation results in any given quarter may fall below expectations. In such an event, any future trading price of the Company’s common stock would likely be materially and adversely affected.

Certain Nevada Corporation Law Provisions could prevent a Potential Takeover, which could adversely affect the Market Price of Our Common Stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Exchange Fluctuations may Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in the film industry, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

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Additional Dilution as Additional Shares are Issued May Decrease the Market Price of our Common Stock

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing Required by the Company may Involve Restrictive Covenants that may Limit the Company’s Operating Flexibility

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell her shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about BLVD’s Business or if they issue an Adverse or Misleading Opinion Regarding BLVD Stock, its Price and Trading Volume could Decline

The trading market for BLVD’s common stock will be influenced by the research and reports that industry or securities analysts publish about BLVD or its business, if any. Negative reports could have a negative impact on BLVD’s stock price.

Our Shares will be deemed to be "Penny Stocks" as defined in the Securities Exchange Act of 1934, as amended, and, as a Result, will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resell the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

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We do not foresee paying Cash Dividends in the Foreseeable Future and, as a Result, Investors' Sole Source of Gain, if any, will Depend on Capital Appreciation, if any

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There May be an Absence of a Trading Market, which would Eliminate or Adversely Impact your Ability to Sell your Shares

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for listing on the OTC Markets (“OTCQB”) following completion of this offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in BLVD. Additionally, the IPO offering price of $.03 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

If we Fail to Remain Current on our Reporting Requirements, we could be Removed from Quotation by the OTCQB, which would Limit the Ability of Broker-Dealers to Sell our Securities and the Ability of Shareholders to Sell their Securities in the Secondary Market

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $90,000 in this Offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this Offering, including in the event that the Company raises less than the full amount expected ($90,000). The actual amount of proceeds realized may differ from the amounts summarized below (1)

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
General and Administrative Expense	$0	$0	$3,500	$6,500	$10,000
Officer and Employee Salaries	$0	$0	$0	$0	$10,000
Working Capital (2)	$(13,500)	$0	$19,000	$38,500	$47,500
NET PROCEEDS	$(13,500)	$0	$22,500	$45,000	$67,500
Offering Expenses (3)	$22,500	$22,500	$22,500	$22,500	$22,500
GROSS PROCEEDS	$9,000	$22,500	$45,000	$67,500	$90,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Working capital is the cost related to operating our office and accounting ($2,000 to $5,000), obtaining office equipment and supplies ($2,000 to $5,000), travel ($5,000 to $10,000), and general working capital for the production and development of scripts for film and television ($10,000 to $27,500). If less than 25% of the shares are sold the cost of the offering will exceed the net proceeds and result in a decrease in our working capital.

(3) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of BLVD Holdings, Inc. and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering, though we currently have no such agreements.  To the extent offering expenses are less, the excess funds will be added to working capital.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.03 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 3,000,000 shares of common stock with proceeds going to the company. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 5,750,000 issued and outstanding shares of Common Stock on December 31, 2012, our net tangible book value per share was $15,902, or $.003 per share.

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After giving effect to the sale of the maximum of 3,000,000 Shares being offered in this Offering, at $0.03 per Share, and the payment of expenses related to the Offering, our pro forma net tangible book value would increase by $47,500 of working capital to $63,402 or $.0060 per share.

The following table illustrates the pro forma per share dilution described above assuming 3,000,000 shares are sold:

3,000,000
Shares Sold

Offering Price per share	$0.03

Net tangible book value per share before the offering	$0.003

Pro forma net tangible book value per share after the offering	$0.007

Dilution per share to new investors	$0.0230

After giving effect to the sale of 75% of the Shares (2,250,000 shares) being offered in this Offering, at $0.03 per Share, and the payment of expenses related to the Offering, our pro forma net tangible book value would increase by $38,500 of working capital to $54,402 or $.0055 per share.

The following table illustrates the pro forma per share dilution described above assuming 2,250,000 shares are sold:

2,250,000
Shares Sold

Offering Price per share	$0.03

Net tangible book value per share before the offering	$0.003

Pro forma net tangible book value per share after the offering	$0.007

Dilution per share to new investors	$0.023

After giving effect to the sale of 50% of the Shares (1,500,000 shares) being offered in this Offering, at $0.03 per Share, and the payment of expenses related to the Offering, our pro forma net tangible book value would increase by $19,000 of working capital to $34,902 or $.0033 per share.

The following table illustrates the pro forma per share dilution described above assuming 1,500,000 shares are sold:

1,500,000
Shares Sold

Offering Price per share	$0.03

Net tangible book value per share before the offering	$0.003

Pro forma net tangible book value per share after the offering	$0.005

Dilution per share to new investors	$0.025

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After giving effect to the sale of 25% of the Shares (750,000 shares) being offered in this Offering, at $0.03 per Share, and the payment of expenses related to the Offering, our pro forma net tangible book value would increase by $0 and would remain at $15,902 or $.003 per share.

The following table illustrates the pro forma per share dilution described above assuming 750,000 shares are sold:

750,000
Shares Sold

Offering Price per share	$0.03

Net tangible book value per share before the offering	$0.003

Pro forma net tangible book value per share after the offering	$0.002

Dilution per share to new investors	$0.028

After giving effect to the sale of 10% of the Shares (300,000 shares) being offered in this Offering, at $0.03 per Share, and the payment of expenses related to the Offering, our pro forma net tangible book value would decrease by $13,500 to $2,402 or $.0004 per share.

The following table illustrates the pro forma per share dilution described above assuming 300,000 shares are sold:

300,000
Shares Sold

Offering Price per share	$0.03

Net tangible book value per share before the offering	$0.003

Pro forma net tangible book value per share after the offering	$0.004

Dilution per share to new investors	$0.0296

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:

Maximum Offering of 3,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,864	19%	5,750,000	66%
New Investors	$90,000	81%	3,000,000	34%

75% Offering of 3,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,864	24%	5,750,000	72%
New Investors	$67,500	76%	2,250,000	28%

50% Offering of 3,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,864	32%	5,750,000	79%
New Investors	$45,000	68%	1,500,000	21%

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25% Offering of 3,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,864	48%	5,750,000	88%
New Investors	$22,500	52%	750,000	12%

10% Offering of 3,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,864	70%	5,750,000	95%
New Investors	$9,000	30%	300,000	5%

PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf.  The Company has identified a few potential market makers. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 3,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.03 per share. The offering will terminate within 180 days from the date of this prospectus. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 3,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $22,500.

We will sell the shares in this Offering through our officer and director. She will receive no commission from the sale of any Shares. She will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Ms. Courtney may rely upon Rule 3a4-1 because (i) she is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) she will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) she is not an associated person of a broker or dealer, (iv) she will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) she was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) she does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

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Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "BLVD Holdings, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BLVD accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

HISTORY

On June 11, 2012, BLVD was incorporated under the laws of the State of Nevada. Our principal executive offices are located at 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505, our telephone number is (818) 381-9360 and our fax number is (818) 381-9368.

BLVD is a developmental stage corporation that is focused on developing scripts and related content capable of providing dynamic growth potential to the Company. BLVD’s overall plan of operations is to develop and produce independent film/televisions scripts, screenplays and related content for sale, with a goal toward catering to independent producers, small film studios and other entities. Currently, the Company does not have any agreements with, or sales to, any film studios or independent producers.

BLVD’s success is greatly dependent on its ability to identify a gap in the market and cater to the unsatisfied demand. In recent years the film industry experienced changing dynamics which resulted in an acute shortage of development capital for new projects. While major studios still have effective control of the high end of the market and the big movies, the independent producers have proved themselves to be more efficient making small films. Independent producers generally lack the resources required to conduct crucial script development work and they rely on third parties to bring them developed projects to produce or distribute. This is the market that BLVD has identified and will attempt to fill.

To date, BLVD has been handling its script development in-house by utilizing the creative writing talents of our President, Ms. Courtney. In the future, BLVD will look to engage screenplay writers to assist in advancing ideas into the script stage. BLVD will attempt to capitalize on the demand for quality television and film scripts by engaging qualified individuals that BLVD will rely on for the professional development of such scripts and other related content.

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Since its inception, BLVD has completed 4 film scripts and has several projects in development. The Company realized its first sales. The scripts are sold on a prearranged flat-fee basis. On August 15, 2012, BLVD sold its first film script for $10,000. The film script was sold to Lusso Media, Inc. pursuant to a script purchase agreement. On September 24, 2012, BLVD sold its second film script for $5,500 to Lusso Media, Inc. pursuant to script purchase agreement. On November 30, 2012, BLVD sold its third film script to Lusso Media, Inc. for $5,000, pursuant to a script purchase agreement. No relationship exists between Ms. Courtney or the Company and Lusso Media, Inc. The Company also has one additional finished script under review with a potential buyer. BLVD hopes to sell additional film scripts in the near future.

It is anticipated that as the Company grows over the next twelve months, its management team will be expanded from its current one member, with no significant industry experience, to consist of additional members who have expertise in the television and film industry, as well as entrepreneurial experience. BLVD will also be looking to add qualified screenplay writers. Based on the comprehensive due diligence performed by management, BLVD will select and/or develop ideas and/or scripts that can be developed and perfected for sale.

Other than the script development mentioned above, our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan;

3. Preliminary marketing of our completed scripts, as well as ones still in development, to potential clients.

We are attempting to build BLVD to become fully operational. In order to generate revenues, we must address the following areas: script development, marketing, growth strategy and competition.

Assuming we raise the entire $90,000, the proceeds from this offering will satisfy our cash requirements for twelve (12) months and beyond. We will use the capital to undertake our business plan to develop scripts and engage screenplay writers in the next six months.

PRODUCT DEVELOPMENT

The Company develops script content through internal development. BLVD identifies an idea or a story within a genre that is popular or gaining in popularity and develops it into a commercially viable script option. Potential ideas for scripts are subjected to a rigorous due diligence process to validate their integrity and capitalization potential. This process includes researching the story (a concept, true story, existing screenwork or literary work) and structuring it within a specific tone and genre to satisfy and transcend desired expectations. If the criteria are met, BLVD then proceeds to develop the ideas into scripts which includes developing the narrative (plot, characters, etc.), writing and rewriting drafts (creative writing to project the vision on to the page), and finally delivering the script in the requested format (most commonly in standard Mastershot format). In addition, pitches, synopses and outlines have to be prepared to accompany the script.

Our President, Ms. Courtney, currently handles all aspects of content development within the Company. Script developing is emotionally and intellectually demanding and, therefore, could be time-consuming. However, deadlines can be reasonably approximated. Since June 2012, Ms. Courtney fully developed four original film scripts and has three more in different stages of completion, which puts a rough estimate of averaging 30-45 days per short feature script. All of our scripts have been developed "on spec" (unsolicited and non-commissioned), and required no capital expenditures. In the future, BLVD will look to develop and produce television scripts, as well as hire screenplay writers to develop both television and film scripts and other original content. The Company may also accept submissions of original content from agencies representing writers for consideration of development and production.

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MARKETING

BLVD will market the scripts it owns to the entertainment industry worldwide. To promote and market the scripts, the Company may seek the following strategies: prepare press releases, submit scripts for selection to film festivals, create Internet advertising and engage producer’s agents and publicists. Currently, our President, Ms. Courtney, markets our films scripts through many channels, including networking at local film festivals and online sources, as well as her growing personal connections with literary agents and independent producers. While Ms. Ann Courtney has limited experience in building clientele and marketing products to them, we anticipate that as the Company grows, its management will be expanded to consist of additional members with expertise in the television and film industries, as well as entrepreneurial experience, which would provide BLVD the advantage and benefit of its executives’ stature and all their connective networks within the industries.

Currently, BLVD does not have any existing relationships with literary agents, publicists, producers or producer’s agents.

FILM SCRIPTS IN DEVELOPMENT

Currently, BLVD has three films scripts at different stages of development. All of them are being developed internally by our President, Ms. Courtney.

One of them is an adventure story of an immigrant. The script focuses on cultural conflict in a unique and exciting way. The other two are short stories in character comedy genre based on common stereotypes.

Upon completion of the scripts, BLVD will embark on its marketing strategy referenced above. The Company cannot provide any assurances that the scripts will obtain any interest from independent producers or studios and will result in sales. Regardless of the success of these scripts, BLVD will continue to develop and market film scripts within the independent film community.

GROWTH STRATEGY OF THE COMPANY

Our mission is to maximize shareholder value through a production and sale of prudently selected and developed television and film scripts. BLVD will operate in both the television and film industries which could result in multiple revenue generating sources including sales of film and television scripts, screenplays and related content. While currently we have to rely solely on the abilities of Ms. Ann Courtney, who has only limited experience in developing scripts, we hope that as we add members to our management team, we will be able to leverage their combined talents to develop and produce well written and sellable scripts. We believe that developing strong and diversified scripts and engaging talented screenplay writers will ensure a profitable operation and solidify the pillars for BLVD to weather occasional turns in the economy for long-term success.

TELEVISION AND FILM INDUSTRY

The television and film industry consists of various establishments whose major engagements are the marketing and circulation of audiovisual pieces to TV networks and movie theaters. The film industry is made up of commercial and technological filmmaking companies, i.e. production, screenwriting, script development, film studios and cinematography, among other endeavors.

The biggest motion picture studios are typically a part of larger media institutions. Though the majority of companies take part in both the production and distribution of movies, some companies are only involved as distributors. Due to the great expense required to produce a movie, the making of a film usually has to be done in conjunction with an already established production company. However, the production of independent films has begun to evolve with the advent of more affordable equipment and more sophisticated consumer technology, as well as the increasing visibility of independent film festivals such as Sundance Film Festival. Independent films are often described as less commercially-driven art films which differ markedly from the norms of plot-driven, mainstream classical Hollywood cinema.

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PricewaterhouseCoopers’ Global Entertainment and Media Outlook: 2012-2016 reports that the global spending on entertainment and media rose 4.9 percent in 2011, a little faster than the 4.5 percent increase in 2010. Analysts predict the industry will grow at a 5.7 percent compound annual rate to $2.1 trillion during the next five years. Based partly on this, BLVD has targeted television and film industry with specific emphasis on development of scripts and related content.

COMPETITION

BLVD faces competition from within the independent script developing community and the broader television and film industry. In addition to the large studios, there are thousands of smaller script development and production companies that write for either studio-backed or independent film and/or television projects. Virtually any film development company that is engaged in developing and producing script options is considered BLVD’s competition.

In consideration of the Company’s lack of financial resources, scarcity of relationships within the television and film community, and absence of marketing tools, BLVD is at a significant disadvantage relative to its more established competitors within the television and film industry.

Although the Company will cater to small and mini-major film studios, the Company’s primary method of competition strategy is to market specifically to independent film makers and smaller production companies. Independent producers generally lack the resources required to conduct crucial script development work and they rely on third parties to supply them with well-written scripts. BLVD believes catering to this segment will give the Company the competitive advantage it needs to be able to distinguish itself among its competitors. BLVD will also prepare press releases, submit developed scripts for selection to film festivals, create Internet advertising and engage producer’s agents and publicists.

EMPLOYEES

As of the date hereof, the Company has one (1) employee who serves as the officer and director, M. Ann Courtney (President, Treasurer, Secretary and Director). Ms. Courtney is a full-time employee. She is responsible for all of the Company’s daily operations including content development, managing the Company’s strategic development and execution of its business plan. After the completion of registration becoming effective and equity capital raised, capital will fund the salaries of employees to handle day to day operations of BLVD including cost of operation. We anticipate adding two (2) employees over the next twelve (12) months, one of which will be a screenplay writer.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

BLVD’s overall plan of operations is to develop and produce film/television scripts, screenplays and related content for sale to television and movie studios and other entities.

The Company’s plan of operation for the next 12 months is to continue with its current business operations in the independent film/television script development industry. BLVD is currently developing several film scripts in-house. As a start-up company we have not yet realized any significant, consistent revenues. To date, the Company has fully completed four film scripts, of which three have been sold and generated total of $20,500 in revenue and one is currently under review with a potential buyer. The Company intends to generate additional revenue through marketing and selling of the scripts it currently owns and is/will be developing. However, the Company can provide no assurance that it will be able to generate any revenue from them. Operating capital has been raised through an initial cash investment by Ms. Courtney and our first scripts sales. If BLVD does not successfully generate profits from future sales of scripts, there are no assurances that the Company will be able to raise additional capital for operations.

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BLVD has not been able to generate profit since inception. As a start-up company we generated expenses due to our business development, and did not have enough revenue to offset these expenses. We have incurred losses from inception through December 31, 2012 of $40,162. The Company’s inception was June 11, 2012 and therefore the Company can provide no financial comparisons to previous quarterly periods or fiscal years. The Company will not provide any forecasts of future earning or profitability. The future success of the Company cannot be ascertained with any certainty, and until the Company secures future sales of its scripts, no such forecast or future guidance will be formulated or provided.

As of December 31, 2012, our cash balance was $3,121. We believe that we will need $27,500 in capital, including the capital raised in this Offering, in order to maintain our current and planned operations through the next 12 months.

Our Objectives

BLVD will strive to meet the following goals:

o	Building and expansion of the Company to fully operational status
o	Developing of our business plan
o	Obtaining capital, as necessary, through sales of our common stock
o	Steadily growing our development and sales of well written scripts within a genre that is gaining in popularity
o	Successful marketing of our scripts to potential customers and contacts throughout the film/television community to procure interest in the projects.

Our Mission

Our mission is to maximize shareholder value through a growing development of prudently selected television and film scripts for sale that we hope will provide us with dynamic growth potential. BLVD will operate in both the television and film industries which could result in multiple revenue generating sources including sales of film and television scripts, screenplays and related content.

Keys to Success

The primary keys to success for the company will be based on the following factors:

1.	Establishing a management team consisting of members who have expertise in the television and film industries, as well as entrepreneurial experience.

2.	Producing and/or developing scripts with a realistic chance to be sold for a fair price.
3.	Utilizing the reputation of our future executives.

Liquidity

Currently, we are relying on equity capital and the sale of film scripts for $20,500 to meet current cost and expenditures to operate the business going forward. Currently we pay costs associated with running a business on a day to day basis.

As of December 31, 2012 we had cash on hand of $3,121 with current liabilities of $675. We have incurred losses from inception through December 31, 2012 of $40,162. We used cash of $1,879 in operating expenses from inception through December 31, 2012. We received cash of $8,000 from financing activities during that period. $3,000 came from a non-interest bearing loan from Ms. Courtney to the Company with a maturity date of July 19, 2013 and $5,000 from the sale of our common stock. The $3,000 loan was repaid in full during the period ending December 31, 2012.

We believe that we will need $27,500 in capital, including the capital raised in this Offering, in order to maintain our current and planned operations through the next 12 months . We intend to raise the capital through the sale of shares of our common stock or through the sale of film scripts.

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To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Results of Operations

For the period from inception through December 31, 2012

Revenues increased to $20,500 for the period ended December 31, 2012 as we realized our first script sales. We expect additional script sales during 2013.

Our operating expenses for the period ended December 31, 2012 were $40,162 as we commenced our planned principle operations. General and administrative expense for the period ended December 31, 2012 was $1,365 which included bank charges and other minor office expenses and $35,200 as the estimated value of the uncompensated services provided by our CEO. During the period ended December 31, 2012 we incurred professional fees of $17,168 in connection with our stock registration under Form S-1. We also recorded depreciation expense of $2,408 during the period.

Our net loss for the period ended December 31, 2012 was $40,162, ($0.01 per share).

Equity and Capital Resources

To date, we have funded our operations through owner's equity and the sale of three film scripts for an aggregate of $20,500. From inception, other than a non-interest bearing loan to the Company in the amount of $3,000 with a maturity date of July 19, 2013 made by Ms. Courtney on July 19, 2012, we have not borrowed funds.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through December 31, 2012 we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505. The location is in the heart of the media district adjacent to Warner Bros, NBC and Disney Studios.

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We believe our current office space is adequate and any plans to move to expanded office space is contingent upon completing this offering and the hiring of additional employees.  We lease our current office space. The lease is $99 per month. The monthly rent includes a fully furnished private office suite, with access to conference room, reception service and research library. BLVD believes that the rent expenses are at the current market rates.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. The director holds office until her successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed

M. Ann Courtney	36	President, Treasurer, Secretary and Director	2012

M. Ann Courtney – President, Treasurer, Secretary, and Director – Ms Courtney worked as an associate of Lotus Capital, a San Francisco investment banking firm, from 2002 to 2009, with a primary focus on the media/communications sector. At Lotus, Ms. Courtney gained valuable experience and insight in startup companies, corporate management and the execution of business plans. As President of her own business development consulting company, Courtney Consulting, for the past 3 years, she has been continually involved in assisting small companies in a variety of business activities, e.g. corporate management development, marketing and communications. In June 2012, Ms. Courtney pursued her passion for creative writing by becoming a full-time screenplay writer and founder of BLVD. Ms. Courtney brings numerous industry contacts and studio introductions that she has developed over the past several years.

 Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behaviour of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

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Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officers or directors have received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to any of the named executive officers or directors.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

 Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

On June 12, 2012, BLVD issued 5,750,000 shares of 0.001 par value common stock to M. Ann Courtney, an officer and director, in exchange for cash and property in the amount of $20,864.

On July 19, 2012, M. Ann Courtney made a non-interest bearing loan to the Company in the amount of $3,000 with a maturity date of July 19, 2013. The loan was repaid in full during the period ending December 31, 2012

The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 31, 2012, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officers and directors as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

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	Shares	Percentage of Outstanding Common Stock
	Beneficially	Prior to
Name and Address of Beneficial Owner	Owned (1)	Offering	After Offering

M. Ann Courtney, President 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505	5,750,000	100%	65.7	%(2)

Officers with Directors as a group (1)	5,750,000	100%	65.7	%(2)

(1)	Includes all shares each director and officer has the right to acquire within sixty days.
(2)	Assumes that all of the shares being offered are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company’s knowledge, there are no transactions during the Company’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

On July 19, 2012, M. Ann Courtney made a non-interest bearing loan to the Company in the amount of $3,000 with a maturity date of July 19, 2013.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 70,000,000 shares of common stock, $.001 par value per share, of which 5,750,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders. Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. Shares of preferred stock of the Company may be issued from time to time without prior approval by the stockholders. Preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with FINRA on our behalf. The application is reviewed by FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application. If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officer and director;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Ms. Courtney, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Ms. Courtney, there are no promoters being used in relation with this Offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

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Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of December 31, 2012, all of our currently outstanding shares consist of 5,750,000 shares of restricted common stock.

Holders

As of the date of this registration statement, we had one stockholder of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

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Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Pacific Stock Transfer, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, Tel: (702) 361-3033, Fax: (702) 433-1979, is the registrar and transfer agent for our Common Stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Current financial statements for the period from inception included in this prospectus have been so included in reliance on the report of Sadler, Gibb & Associates, 170 S. Main St., Suite 1120, Salt Lake City, UT 84101, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.

140 West 57th Street

New York, NY 10019

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-183370) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

BLVD Holdings, Inc.

3500 West Olive Avenue, 3rd Floor

Burbank, CA 91505

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BLVD HOLDINGS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

FROM INCEPTION (June 11, 2012) THROUGH DECEMBER 31, 2012

31

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BLVD Holdings, Inc.

We have audited the accompanying balance sheet of BLVD Holdings, Inc. (“the Company”) as of December 31, 2012, and the related statements of operations, stockholders’ equity and cash flows for the period from June 11, 2012 (date of inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of BLVD Holdings, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the period from June 11, 2012 (date of inception) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has not earned significant revenue, has suffered net losses and has had negative cash flows from operating activities during the period ended December 31, 2012 and for the period from June 11, 2012 (date of inception) through December 31, 2012. These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 22, 2013

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BLVD HOLDINGS, INC.

(A Development Stage Company)

Balance Sheet

December 31,
2012

ASSETS

CURRENT ASSETS

Cash	$3,121

Total Current Assets	3,121

PROPERTY AND EQUIPMENT, Net	13,456

TOTAL ASSETS	$16,577

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$675

Notes payable - related party	-

Total Current Liabilities	675

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized at par value of $0.0001, no shares issued and outstanding	-
Common stock, 70,000,000 shares authorized at par value of $0.001, 5,750,000 shares issued and outstanding	5,750
Additional paid-in capital	50,314
Deficit accumulated during the development stage	(40,162)

Total Stockholders' Equity (Deficit)	15,902

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$16,577

The accompanying notes are an integral part of these financial statements.

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BLVD HOLDINGS, INC.
(A Development Stage Company)
Statement of Operations

From Inception
on June 11, 2012
through
December 31,
2012

REVENUES	$20,500

OPERATING EXPENSES

Professional fees	17,168
General and administrative	43,494

Total Operating Expenses	60,662

INCOME (LOSS) FROM
LOSS FROM OPERATIONS	(40,162)

LOSS BEFORE INCOME TAXES	(40,162)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(40,162)

BASIC AND DILUTED LOSS PER COMMON SHARE	(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	5,721,814

The accompanying notes are an integral part of these financial statements

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BLVD HOLDINGS, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, June 11, 2012	-	$-	$-	$-	$-

Common stock issued for cash and property and equipment	5,750,000	5,750	15,114	-	20,864

Contributed services			35,200		35,200

Loss for the period ended December 31, 2012	-	-	-	(40,162)	(40,162)

Balance, December 31, 2012	5,750,000	$5,750	$50,314	$(40,162)	$15,902

The accompanying notes are an integral part of these financial statements

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BLVD HOLDINGS, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on June 11, 2012
Through
December 31,
2012

OPERATING ACTIVITIES

Net loss	$(40,162)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	2,408
Services contributed by officer	35,200
Changes in operating assets and liabilities:
Accounts payable	675

Net Cash Used in Operating Activities	(1,879)

INVESTING ACTIVITIES

Net Cash Provided by (Used in) Investing Activities	-

FINANCING ACTIVITIES

Proceeds from common stock for cash	5,000
Proceeds from note payable - related party	3,000
Payments on note payable - related party	(3,000)

Net Cash Provided by Financing Activities	5,000

NET INCREASE (DECREASE) IN CASH	3,121

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$3,121

CASH PAID FOR:
Interest	$-
Income Taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Shares issued to founder in exchange for property	$15,864

The accompanying notes are an integral part of these financial statements.

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BLVD HOLDINGS

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

BLVD Holdings (the “Company”) was incorporated in the State of Nevada on June 11, 2012. The Company is focused on producing and developing scripts, screenplays and related content for television and film production industries. The Company is currently developing several film scripts. The Company earns revenues from the sale of such scripts.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has generated revenues of $20,500 since inception and has an accumulated deficit of $40,162 at December 31, 2012.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had cash on hand of $3,121 as of December 31, 2012.

Property and Equipment

Property and equipment are recorded at cost and are comprised of computer and equipment and furniture and software costs. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

The estimated useful lives for significant property and equipment categories are as follows:

Computers, computer equipment, and software	3 years
Furniture	7 years

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

Management evaluates the recoverability of the Company’s property and equipment costs when events or circumstances indicate a potential impairment exists. The Company considers certain events and circumstances in determining whether the carrying value of identifiable property and equipment may not be recoverable including, but not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company determined that there was no impairment of its property and equipment for the period ended December 31, 2012.

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Revenue Recognition

During the year end December 31, 2012, the Company generated revenues from the sale of movie scripts. Revenues are recognized when the following conditions are met:

1.	Persuasive evidence of a sale or license agreement exists with a customer
2.	The script is complete and has been delivered or is immediately available to be delivered in accordance with the terms of the agreement.
3.	The license period for the arrangement has started and the customer can begin exploitation, exhibition or sale.
4.	The arrangement fee is fixed or determinable
5.	Collection of the arrangement fee is reasonably assured.

If any of the above conditions are not met, the Company will defer revenue until all conditions are met.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Per Share Data

In accordance with "ASC-260 - Earnings per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2012, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 - STOCKHOLDERS’ EQUITY

On June 12, 2012, the Company issued 5,750,000 shares of common stock to the founder of the Company in exchange for cash of $5,000 and property of $15,864.

During 2012, an officer of the Company has contributed various services to the Company. These services include basic management, marketing, operating, administrative and accounting services. These services have been valued at $65,000 per year and have been recorded as capital contributions of $35,200 as of the year ending December 31, 2012.

NOTE 3 – PROPERTY AND EQUIPMENT

On June 12, 2012, property and equipment totaling $15,864 was acquired by the Company from the Company founder in exchange for issuing common stock.

The following is a summary of property and equipment at December 31, 2012:

2012
Office Equipment	$15,864

Less: accumulated depreciation	(2,408)
Net Property and Equipment	$13,456

Depreciation expense for the years ended December 31, 2012 was $2,408.

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NOTE 4 – RELATED-PARTY TRANSACTIONS

During the period ended December 31, 2012, the Company entered into a promissory note agreement with an officer of the Company for $3,000 for operating expenses. The note bears no interest, is unsecured and is due and payable upon demand. The note was repaid in full during the period, resulting in a balance of $0.

See also Note 2 for related party equity transactions.

NOTE 5 – INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

Year Ended December 31, 2012
Income tax expense (benefit) at statutory rate	$(1,687)
Change in Valuation allowance	1,687
Income tax expense (benefit)	$-

Net Deferred tax assets consist of the following components as of:

December 31, 2012
NOL Carryover	$1,687
Valuation allowance	(1,687)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $1,687 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carry forwards begin to expire in 2032.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through the date these financial statements were issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$10.31
Legal Fees	12,000.00
Accounting Fees	6,271.25
Printing and Engraving	750.00
Blue Sky Qualification Fees and Expenses	0.00
Transfer Agent Fee	594.00
Miscellaneous*	2,874.44

TOTAL	$22,500.00

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

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ITEM 15	RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception. This shareholder is the sole shareholder, officer and director of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration
CA	1	M. Ann Courtney	5,750,000	.00362852	$20,864	3500 West Olive Avenue, 3rd Floor Burbank, CA 91505	Cash /Property Sale	6/11/12	No	Section 4(2)

On June 12, 2012, the Company issued 5,750,000 shares of our common stock to M. Ann Courtney, our founding shareholder and officer and director, in exchange for $5,000 cash and property in the amount of $15,864, totaling $20,864. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Ms. Courtney had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of BLVD. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

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ITEM 16.   EXHIBITS

3.1*	Articles of Incorporation for BLVD Holdings, Inc., as amended
3.2*	By-Laws of BLVD Holdings, Inc.
4.1 *	Form of Specimen Stock Certificate
5.1	Opinion of Matthew McMurdo, Esq., legal counsel.
10.1+	Script Purchase Agreement, by and between BLVD Holdings, Inc. and Lusso Media, Inc., dated August 15, 2012.
10.2#	Script Purchase Agreement, by and between BLVD Holdings, Inc. and Lusso Media, Inc., dated September 24, 2012
10.3	Script Purchase Agreement, by and between BLVD Holdings, Inc. and Lusso Media, Inc., dated November 30, 2012
23.1	Consent of Sadler, Gibb & Associates
23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)
99.1*	Subscription Agreement

* Filed as an exhibit to the Form S-1 filed on August 17, 2012.

+ Filed as an exhibit to the Form S-1/A filed on September 11, 2012.

# Filed as an exhibit to the Form S-1/A filed on October 10, 2012.

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ITEM 17.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

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iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on February 25, 2013.

BLVD HOLDINGS, INC.

By:	/s/ M. Ann Courtney
M. Ann Courtney, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ M. Ann Courtney	Dated: February 25, 2013
M. Ann Courtney, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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